December 15, 2025
Sezzle Authorizes $100 Million Stock Repurchase Program after Completing $50 Million Program

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, today, announced its Board of Directors authorized the repurchase of an additional $100 million of the Company’s common stock after the completion of its $50.0 million stock repurchase program announced on March 10, 2025. Through its stock repurchase programs, Sezzle has repurchased 2.9 million shares at an average purchase price of $24.03.

“The completion of our $50 million stock repurchase program, together with the authorization of an additional $100 million, reflects our strong financial position and long-term conviction in the business,” said Charlie Youakim, Sezzle Executive Chairman and CEO. “This expanded authorization builds on our earlier $5 million, $15 million, and $50 million programs that have been completed and reinforces our disciplined approach to capital allocation, particularly in a market environment that we believe presents an attractive opportunity to enhance shareholder value.”

The repurchase program has no fixed expiration, allowing flexibility in execution based on market conditions and other factors. Repurchases under the program will be made in open market transactions in compliance with the Securities and Exchange Commission Rule 10b-18 and federal securities laws. The stock repurchase program does not obligate the Company to acquire any amount of common stock, and it may be extended, suspended or discontinued at any time at the Company’s discretion.

Sezzle Inc. (NASDAQ: SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.
Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: a change in our plans to effectuate our stock repurchase program; impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; a change in our ability to remain listed on the Nasdaq Capital Market; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to meet additional capital requirements; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are

Sezzle Inc. (NASDAQ: SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties, including but not limited to those risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sezzle Inc. (NASDAQ: SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402